EXHIBIT 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C.  20549

FORM 11-K

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the fiscal year ended December 31, 2003 or

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

for the transition period from to

Commission File Number  001-11543

A.	Full title of the plan and address of the plan:

The Rouse Company Savings Plan c/o Human Resources Division The Rouse Company Building 10275 Little Patuxent Parkway Columbia, MD 21044

B.	Name of issuer of the securities held pursuant to the plan and the address of its principal executive offices:

The Rouse Company The Rouse Company Building 10275 Little Patuxent Parkway Columbia, MD 21044

REQUIRED INFORMATION

Since The Rouse Company Savings Plan (the “Plan”) is subject to the Employee Retirement Income Security act of 1974, the Plan financial statements for the fiscal year ended December 31, 2003 will be filed on or before June 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

THE ROUSE COMPANY SAVINGS PLAN

Date:	March 9, 2004	By:	/s/ Kathleen M. Hart
Kathleen M. Hart, Administrator

and

Date:	March 9, 2004	By:	/s/ Patricia H. Dayton
Patricia H. Dayton, Trustee